Exhibit 99.2

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Prices $750 Million Offering of Senior Notes

HOUSTON, October 10, 2017 – Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”), a subsidiary of Targa Resources Corp. (NYSE: TRGP), and the Partnership’s subsidiary Targa Resources Partners Finance Corporation announced today the pricing of $750 million aggregate principal amount of senior unsecured notes due 2028 (the “Notes”). The Notes accrue interest at a rate of 5% per annum, mature on January 15, 2028 and were priced at par.

The offering is expected to close on October 17, 2017, subject to customary closing conditions. The Partnership intends to use the net proceeds from the offering to redeem its 5% Senior Notes due 2018, reduce borrowings under its credit facilities, and for general partnership purposes, which may include redeeming or repurchasing some of its outstanding notes, repaying other indebtedness, working capital and funding capital expenditures and acquisitions.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers pursuant to Rule 144A under the Securities Act and by non-U.S. persons pursuant to Regulation S under the Securities Act. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, except as required by law.

About Targa Resources Partners LP

Targa Resources Partners LP is a Delaware limited partnership formed in October 2006 by its parent, Targa Resources Corp. (“TRC” or the “Company”), to own, operate, acquire and develop a diversified portfolio of complementary midstream energy assets. On February 17, 2016, TRC completed the acquisition of all outstanding common units of the Partnership. Targa Resources Corp. is a leading provider of midstream services and is one of the largest independent midstream energy companies in North America. TRC owns, operates, acquires and develops a diversified portfolio of complementary midstream energy assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing and selling natural gas; storing, fractionating, treating, transporting and selling natural gas liquids (“NGLs”) and NGL products, including services to liquefied petroleum gas exporters; gathering, storing and terminaling crude oil; and storing, terminaling and selling refined petroleum products.

The principal executive offices of Targa Resources Partners LP are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s control, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including declines in the production of natural gas or in the price and market demand for natural gas and NGLs, the timing and success of business development efforts, the credit risk of customers and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Partnership undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor contact:

713-584-1133

Sanjay Lad

Director – Investor Relations

Jennifer Kneale

Vice President – Finance